UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 27, 2007, the United States Bankruptcy Court for the Southern District of New York entered an order (the “Order”) (i) approving (x) Amendment Number Six to Delta Connection Agreement (the “Chautauqua Delta Connection Agreement”), by and among Delta Air Lines, Inc. (“Delta”), Chautauqua Airlines, Inc. (“Chautauqua”) and Republic Airways Holdings Inc. (the “Company”), dated as of March 12, 2007; (y) Amendment Number One to Delta Connection Agreement (the “Shuttle America Delta Connection Agreement”), by and among Delta, Shuttle America Corp. (as assignee of Republic Airline Inc.) (“Shuttle America”) and the Company, dated as of March 12, 2007; and (z) the Letter Agreement, by and among Delta, the Company, Chautauqua and Shuttle America, dated as of March 12, 2007, (the “Letter Agreement”); (ii) providing for Delta’s assumption of the Chautauqua Delta Connection Agreement and the Shuttle America Delta Connection Agreement; and (iii) authorizing Delta to perform its obligations and exercise its rights under the Chautauqua Delta Connection Agreement, the Shuttle America Delta Connection Agreement and the Letter Agreement.

The Order also provides that the Company shall have an allowed, pre-petition unsecured claim against Delta in the amount of $91 million. In addition, Delta will surrender all of its warrants on approximately 3.4 million shares of the Company’s common stock.

Chautauqua and Shuttle America are wholly-owned subsidiaries of the Company. The Chautauqua Delta Connection Agreement, the Shuttle America Delta Connection Agreement and the Letter Agreement are effective as of March 27, 2007, subject to Delta’s right to appeal the Order by April 6, 2007. Copies of the Chautauqua Delta Connection Agreement, the Shuttle America Delta Connection Agreement and the Letter Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1*	Amendment Number Six to Delta Connection Agreement, by and among Delta Air Lines, Inc., Chautauqua Airlines, Inc. and Republic Airways Holdings Inc., dated as of March 12, 2007.

10.2*
Amendment Number One to Delta Connection Agreement, by and among Delta Air Lines, Inc., Shuttle America Corp. (as assignee of Republic Airline Inc.) and Republic Airways Holdings Inc., dated as of March 12, 2007.

10.3*	Letter Agreement, by and among Delta Air Lines, Inc., Republic Airways Holdings Inc., Chautauqua Airlines, Inc. and Shuttle America Corp., dated as of March 12, 2007.

*	A request for confidential treatment was filed for certain portions of the indicated document. Confidential portions have been omitted and filed separately with the Commission as required by Rule 24b-2 of the Commission.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: March 30, 2007	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

10.1*	Amendment Number Six to Delta Connection Agreement, by and among Delta Air Lines, Inc., Chautauqua Airlines, Inc. and Republic Airways Holdings Inc., dated as of March 12, 2007.

10.2*
Amendment Number One to Delta Connection Agreement, by and among Delta Air Lines, Inc., Shuttle America Corp. (as assignee of Republic Airline Inc.) and Republic Airways Holdings Inc., dated as of March 12, 2007.

10.3*	Letter Agreement, by and among Delta Air Lines, Inc., Republic Airways Holdings Inc., Chautauqua Airlines, Inc. and Shuttle America Corp., dated as of March 12, 2007.

*	A request for confidential treatment was filed for certain portions of the indicated document. Confidential portions have been omitted and filed separately with the Commission as required by Rule 24b-2 of the Commission.